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                                   BY-LAWS

                                     OF

                               UNITED HOMES, INC.
                           (an Illinois corporation)


                                  ARTICLE I

                                   OFFICES


     SECTION 1. PRINCIPAL OFFICE. The principal office of the corporation in the State of Illinois shall be located in the City of Wheeling and in the County of Lake. The corporation may have such other offices, either within or without the State of Illinois, as the business of the corporation may require from time to time.

     SECTION 2. REGISTERED OFFICES. The registered office of the corporation required by the applicable law of the corporation's state of incorporation ("Applicable Law") to be maintained in such state may, but need not be, identical with the principal office of the corporation. The corporation shall maintain such other registered offices as the laws of such other jurisdictions as the property or assets of the corporation may, from time to time, require. The address of any registered office may be changed from time to time by the board of directors or the registered agent of the corporation in accordance with the Applicable Law.


                                   ARTICLE II

                                  SHAREHOLDERS

     SECTION 1. ANNUAL MEETING. An annual meeting of the shareholders shall be held on the fourth Friday in September of each year, for the purpose of electing directors and for the transaction of such other business as may come before the meeting. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

     SECTION 2. SPECIAL MEETINGS. Special meetings of the shareholders may be called either by the chairman of the board, the president, the board of directors, or the holders of not less than one-fifth (1/5th) of all the outstanding shares entitled to vote on the matter for which the meeting is called.

     SECTION 3. PLACE OF MEETING. Meetings of shareholders may be held at such place, either within or without the state of incorporation, as may be designated in the notice for any annual or for any special meeting. If no designation is made, or if a special meeting be otherwise called, the place of meeting shall be


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at the principal offices of the corporation.

     SECTION 4. NOTICE OF MEETINGS. Written notice stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be delivered not less than ten (10), and not more than sixty (60) days before the date of the meeting, or in the case of a meeting at which is to be considered a merger or consolidation not less than twenty (20), and not more than sixty (60) days before the meeting, either personally or by mail, by or at the direction of the chairman of the board, the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the records of the corporation, with postage thereon prepaid. When a meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken.

     SECTION 5. FIXING OF RECORD DATE. For the purpose of determining the shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend, or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of shares or for the purpose of any other lawful action, the board of directors of the corporation may fix in advance a record date which shall not be more than sixty (60) days and, for a meeting of shareholders, not less than ten (10) days, or in the case of a meeting at which is to be considered a merger or consolidation not less than twenty (20) days, before the date of such meeting. If no record date is fixed, the record date for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders shall be the date on which notice of the meeting is mailed, and the record date for the determination of shareholders for any other purpose shall be the date on which the board of directors adopts the resolution relating thereto. A determination of shareholders of record entitled to notice of or to vote at a meeting of shareholders shall apply to any adjournment of the meeting.

     SECTION 6. VOTING LISTS. The officer or agent having charge of the transfer books for shares of the corporation shall make, within twenty (20) days after the record date for a meeting of shareholders, but, in no event, less than ten (10) days before such meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting, arranged in alphabetical order, showing the address of and the number of shares registered in the name of each shareholder, which list, for a period of ten
(10) days prior to such meeting, shall be kept on file at the registered office of the corporation and shall be open to inspection by any


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shareholder for any purpose germane to the meeting, at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and may be inspected by any shareholders during the whole time of the meeting. The original share ledger or transfer book, or a duplicate thereof kept in this State, shall be evidence as to the shareholders entitled to examine such list or share ledger, or transfer book or to vote at any meeting of shareholders.

     SECTION 7. QUORUM. The shareholders of a majority of the outstanding shares of the corporation, present in person or represented by proxy, shall constitute a quorum at any meeting of shareholders; provided, that if less than a majority of the outstanding shares are represented at said meeting, a majority of the shares so represented may adjourn the meeting at any time without further notice. If a quorum is present, the affirmative vote of the majority of the shares represented at the meeting shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by Applicable Law, the articles of incorporation of the corporation or these by-laws. At any adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the original meeting. Withdrawal of shareholders from any meeting shall not cause failure of a duly constituted quorum at that meeting.

     SECTION 8. PROXIES. Each shareholder entitled to vote at a meeting of shareholders or to express consent or dissent to corporate action in writing, without a meeting, may authorize another person or persons to act for him by proxy, but no such proxy shall be valid after eleven (11) months from the date of its execution, unless otherwise provided in the proxy.

     SECTION 9. VOTING OF SHARES. Each outstanding share, regardless of class, shall be entitled to one vote upon each matter submitted to vote at a meeting of shareholders.

     SECTION 10. VOTING OF SHARES BY CERTAIN HOLDERS. Shares standing in the name of another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the by-laws of such corporation may prescribe, or in the absence of such provision, as the board of directors of such corporation may determine.

     Shares standing in the name of a deceased person, a minor ward, or an incompetent person, may be voted by his administrator, executor, court appointed guardian or conservator, either in person or by proxy without a transfer of such shares into the name of such administrator, executor, court appointed guardian or conservator. Shares standing in the name of a trustee may be voted by him, either in person or by proxy.

    A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the


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name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

     Any number of shareholders may create a voting trust for the purpose of conferring upon a trustee or trustees the right to vote or otherwise represent their shares, for a period not to exceed ten (10) years, by entering into a written voting trust agreement specifying the terms and conditions of the voting trust, and transferring their shares to such trustee or trustees for the purpose of the agreement. Any such voting trust agreement shall not become effective until a counterpart of the agreement is deposited with the corporation at its registered office. The counterpart of the voting trust agreement so deposited with the corporation shall be subject to the same right of examination by a shareholder of the corporation, in person or by agent or attorney, as are the books and records of the corporation, and shall be subject to examination by any holder of a beneficial interest in the voting trust, either in person or by agent or attorney, at any reasonable time for any proper purpose.

     Shares of its own stock belonging to this corporation shall not be voted, directly or indirectly, at any meeting and shall not be counted in determining the total number of outstanding shares at any given time, but shares of its own stock held by it in a fiduciary capacity, may be voted and shall be counted in determining the total number of outstanding shares at any given time.

     SECTION 11. INSPECTORS. At any meeting of the shareholders, the presiding officer may, or upon the request of any shareholder shall, appoint one or more persons as inspectors for such meeting.

     Such inspectors shall (a) ascertain and report the number of shares represented at the meeting, based upon their determination of the validity and effect of proxies; (b) count all votes and report the results; and (c) do such other acts, as are proper to conduct the election and voting with impartiality and fairness to all the shareholders.

     Each report of an inspector shall be in writing and signed by him or by a majority of them if there be more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be evidence thereof.

     SECTION 12. VOTING BY BALLOT. Voting at any meeting on any question or in any election may be by voice unless the presiding officer shall order or any shareholder shall demand that voting be by ballot.


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     SECTION 13.  CUMULATIVE VOTING.  In all elections for directors, every shareholder shall have the right to vote, in person or proxy, the number of shares owned by him, for as many persons as there are directors to be elected, or to cumulate said shares, and give one candidate as many votes as the number of directors multiplied by the number of his shares shall equal, or to distribute them on the same principle among as many candidates as he shall see fit.

     SECTION 14. INFORMAL ACTION BY SHAREHOLDERS. Any action required by Applicable Law to be taken at a meeting of the shareholders, or any other action which may be taken at a meeting of the shareholders, may be taken without a meeting, if a consent in writing, setting forth the action so taken, shall be signed by the holders of outstanding shares having not less than the minimum number of votes which would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voting so long as any notice required under Applicable Law is given to those shareholders not so consenting but who are entitled under Applicable Law to notice of the action taken.

                                   ARTICLE III

                                    DIRECTORS

     SECTION 1. GENERAL POWERS. The business of the corporation shall be managed by its board of directors.

     SECTION 2. NUMBER, TENURE AND QUALIFICATIONS. The Board of Directors shall consist of not less than two (2) members and not more than seven (7) members. Within the limit above specified, the number of Directors shall be determined from time to time by resolution of the shareholders. The initial number of directors of the corporation shall be fixed at two (2). Each director shall hold office until the next annual meeting of shareholders or until his or her successor shall have been elected and qualified. Directors need not be residents of the State of Illinois, or shareholders of the corporation. The number or range of directors may be increased or decreased, from time to time, by amendment of this Section, but no decrease shall have the effect of shortening the term of any incumbent director.

     SECTION 3. REMOVAL; VACANCIES. Any director may be removed with, or if not prohibited by Applicable Law, without cause, at any meeting of the shareholders, by the affirmative vote of the holders of a majority of the shares of stock of the corporation having voting power, and the vacancy in the board of directors caused by such removal may be filled by the shareholders at such meeting.


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     Any other vacancy in the board of directors occurring for any reason whatsoever, except for a vacancy created by removal of a director, may be filled for the unexpired term by the board of directors.

     SECTION 4. ANNUAL MEETINGS; OTHER REGULAR MEETINGS. An annual meeting of the board of directors shall be held without other notice than this by-law, immediately after the annual meeting of shareholders. The board of directors may provide by resolution, the time and place for the holding of other regularly scheduled meetings of the board of directors without other notice except such resolution.

     SECTION 5. SPECIAL MEETINGS. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or any director. The president shall fix the place for holding any special meeting of the board of directors. Written notice of any special meeting shall be given not less than two (2) days prior to the meeting if the meeting is called by the chairman of the board, or the president, and not less than five (5) days prior to the meeting if the meeting is otherwise called and delivered to each director at the address for him or her set forth on the records of the corporation. If mailed, such notice shall be deemed delivered on the second (2nd) day after being deposited in the United States mail so addressed, with postage thereon prepaid. If notice is given by telegram, such notice shall be deemed to be delivered on the day of delivery shown by the telegraph company. If notice is delivered by courier service, such notice shall be deemed to be delivered on the day of delivery shown by such courier. Unless an alternate address for notice is given by a director to the chairman of the board, or the president, notice delivered in accordance with this Section shall be effective whether or not the director to whom notice is addressed actually receives such notice, notwithstanding the knowledge of the sender that the addressee was not, for any reason, available at the address provided for notice under this Section. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless a director attends such meeting for the sole express purpose of objecting to the transaction of any business, because the meeting is not lawfully called or convened. Neither the business to be transacted at nor the purpose of any annual or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.

     SECTION 6. QUORUM. A majority of the number of directors fixed by these by-laws shall constitute a quorum for transaction of business at any meeting, whether annual or special, of the board of directors; provided, that if less than such number of directors are present at said meeting, a majority of the directors present may adjourn the meeting at any time without further notice.


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     SECTION 7. MANNER OF ACTING. The act of a majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors, unless the act of a greater number is required by statute, these by-laws, or the articles of incorporation of the corporation.

     The chairman of the meeting of the board of directors shall have a vote on any matter to come before such meeting, notwithstanding any contrary rule which might otherwise require that the chairman of the meeting vote only in case of a tie vote.

     SECTION 8. ACTION WITHOUT A MEETING. Any action required to be taken at a meeting of the board of directors or a committee thereof, or any other action which may be taken without a meeting of the board, may be taken without a meeting if a consent in writing, setting forth the the action so taken, shall be signed by all the directors entitled to vote with respect to the subject matter thereof, or by all the members of such committee, as the case may be. Any such consent signed by all the directors or all the members of the committee shall have the same effect as a unanimous vote and may be stated as such in any document filed with any person, private entity or public agency. Regardless of any personal interest in any matter being consented to, any director may consent to such matter, so long as he has disclosed his personal interest on such matter in accordance with Applicable Law.

     SECTION 9. COMPENSATION. The board of directors, by the affirmative vote of a majority of directors then in office, and irrespective of any personal interest of any of its members, shall have authority to establish reasonable compensation of all directors for services to the corporation as directors, officers or otherwise and reimbursement of their costs and expenses, if any, of attendance at each meeting of the board. No such payment previously mentioned in this Section shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

     SECTION 10. PRESUMPTION OF ASSENT. A director of the corporation who is present at a meeting of a board of directors at which action on any corporate matter is taken, shall be conclusively presumed to have assented to the action taken, unless his dissent shall be entered in the minutes of the meeting, or unless he shall file his written dissent to such action with the person acting as the secretary of the meeting before the adjournment thereof, or shall forward such dissent by certified or registered mail to the secretary of the corporation immediately after the adjournment of the meeting. The right to dissent as to any action shall not accrue to any director who voted in favor of such action.

     SECTION 11. COMMITTEES. The board of directors may designate such committees as the board of directors deems appropriate, and appoint the members thereof. Service on such committees shall be


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at the pleasure of the board of directors, which may by a majority vote taken in accordance with these by-laws, increase or decrease committee membership, remove a committee member and appoint members to fill vacancies in a committee. Any committee of the board of directors shall make such reports as required by the board of directors available to the entire board for review and any necessary action by the board of directors.

     Not in lieu of the authority vested in the board pursuant to this Section, the board of directors may designate an executive committee consisting of two or more directors, which committee, to the extent provided by the board and otherwise permitted by law, shall have an exercise all of the authority of the board of directors in the management of the corporation, such committee to keep minutes of its proceedings and report the same to the board when required.

     Nothing in this Section shall be construed as precluding the board of directors or officers from appointing such other committees, whether or not including board members, as they deem necessary and proper, to aid in the management and operation of the corporation's business.


                                  ARTICLE IV

                                   OFFICERS

     SECTION 1. OFFICERS. The officers of the corporation shall be a chairman of the board, a president and secretary, and may also include a treasurer, and such vice president or vice presidents, assistant secretary or assistant secretaries, and assistant treasurer or assistant treasurers as may be elected by the board of directors. Any two or more offices may be held by the same person if permitted by Applicable Law.

     SECTION 2. ELECTION AND TERM OF OFFICE. The officers of the corporation shall be elected annually by the board of directors at the annual meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as may be convenient. Vacancies may be filled or new offices may be created and filled at any meeting of the board of directors. Each officer shall hold office until his successor shall have been duly elected and qualified, or until his death or other inability to serve, or until he shall resign or shall have been removed from office in the manner hereinafter provided. Election of an officer shall not of itself be deemed in any manner to vest any express or implied contract right or any other right to continuing employment in such offices.

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     SECTION 3. REMOVAL; VACANCIES.  Any officer elected or appointed by the board of directors may be removed by the board of directors with, or if not prohibited by Applicable Law, without cause, whenever in its judgment, the best interests of the corporation would be served thereby, but such removal shall be without prejudice to express contract rights, if any, held by the person so removed.

     A vacancy in any office occurring for any reason, including, without limitation, removal of an officer and the creation of any new office, may be filled for the unexpired portion of the term by the board of directors.

     SECTION 4. CHAIRMAN OF THE BOARD. The chairman of the board shall be the chief executive officer of the corporation and an EX OFFICIO member of all standing committees of the board of directors. The chairman of the board shall attend and preside at all meetings of the shareholders and of the board of directors, and shall perform such other duties as are usually performed by a chief executive officer or as may be prescribed by the corporation's by-laws or board of directors. The chairman of the board shall see that all orders and resolutions of the board of directors are carried into effect. The chairman of the board may execute bonds, mortgages and other contracts requiring a seal, under the seal of the corporation, except where required by law to be otherwise signed and executed, and except where the signing and execution thereof shall be expressly delegated by the board of directors to some other officer or agent of the corporation.

     SECTION 5. PRESIDENT. The president shall be the chief operating officer of the corporation and, subject to the supervision of the chairman of the board, and the direction and control of the board of directors, he shall be in charge of the business of the corporation; he shall see that the resolutions and directions of the board of directors are carried into effect except in those instances in which that responsibility is specifically assigned to some other person by the board of directors; and, in general, he shall discharge all duties incident to the office of president and such other duties as may be prescribed by the board of directors from time to time. He shall preside at all meetings of the shareholders and of the board of directors if the chairman of the board is unable to do so. Except in those instances in which the authority to execute is expressly delegated to another officer or agent of the corporation or a different mode of execution is expressly prescribed by the board of directors or these by-laws, he may execute for the corporation certificates for its shares, and any contracts, deeds, mortgages, bonds, or other instruments which the board of directors has authorized to be executed, and he may accomplish such execution either under or without the seal of the corporation and either individually or with the secretary, any assistant secretary, or any other officer thereunto authorized by the board of directors, according to the requirements of the form

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of the instrument. He may vote all securities which the corporation is entitled to vote except as and to the extent such authority shall be vested in a different officer or agent of the corporation by the board of directors.

     SECTION 6. VICE PRESIDENTS. The vice president (or in the event there be more than one vice president, each of the vice presidents), if any, shall assist the president in the discharge of his duties as the vice presidents may be directed by the chairman of the board, the president or the board of directors and shall perform such other duties, as from time to time, may be assigned to him by the chairman of the board, the president, or the board of directors. Anything herein to the contrary notwithstanding, the board of directors may designate the vice presidential offices with such functional or hierarchical designations as the board of directors may determine, and otherwise delegate such duties to each vice presidential office or to the person serving in any such office as the board of directors determines. In the absence of the president or in the event of his inability to act, the vice president (or in the event there be more than one vice president, the vice presidents in the order designated by these by-laws, or otherwise by the president if the board of directors has not made such a designation, or in the absence of any designation, then in the order of seniority of tenure as vice president) shall perform and discharge the duties of the president, and when so acting, shall have all the powers of and be subject to all the restrictions imposed upon the president. Each vice president may execute for the corporation, certificates for its shares and any contracts, deeds, mortgages, bonds or other instruments to the extent authorized or permitted by action of the board of directors or authorized by the chairman of the board or the president under a grant of authority by the board of directors, and may accomplish such execution either under or without the seal of the corporation, and either individually or with the secretary, any assistant secretary or any other officer thereunto authorized by the board of directors, according to the requirements of the form of the instrument to be executed.

     SECTION 7. SECRETARY. The secretary shall: (a) record the minutes of the shareholders' and of the board of directors' meetings in one or more books provided for that purpose; (b) see that all notices are duly given in accordance with the provisions of these by-laws or as required by law; (c) be custodian of the corporate records and of the seal of the corporation; (d) keep a register of the post office address of each shareholder, which shall be furnished to the secretary by such shareholder; (e) sign with the chairman of the board, the president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the

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requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws;
(f) have general charge of the stock transfer books and records of the corporation; and (g) perform all duties incident to the office of secretary and such other duties as from time to time may be assigned to him by the chairman of the board, the president, or a vice president or any other officer thereunto authorized by the board of directors.

     SECTION 8. TREASURER. The treasurer, if any, shall be the principal accounting and financial officer of the corporation. The treasurer shall: (a) have charge of and be responsible for the maintenance of adequate books of accounts and records for the corporation; (b) have charge and custody of all funds and securities of the corporation, and be responsible for the receipt and disbursement thereof; and (c) perform all the duties incident to the office of treasurer and such other duties from time to time, as may be assigned to him by the chairmen of the board, the president or the board of directors. If required by the board of directors, the treasurer shall give a bond for the faithful discharge of his duties in such sum and with such surety or sureties as the board of directors may determine.

     SECTION 9. ASSISTANT TREASURERS AND ASSISTANT SECRETARIES. The assistant treasurers and assistant secretaries, if any, shall be elected, shall perform such duties as shall be assigned to them by the treasurer or the secretary, respectively, or by the chairman of the board, the president, or a vice president, or any other officer thereunto authorized by the board of directors. The assistant secretaries may sign with the chairman of the board, president, or a vice president, or any other officer thereunto authorized by the board of directors, certificates for shares of the corporation, the issue of which shall have been authorized by the board of directors, and any contracts, deeds, mortgages, bonds or other instruments which the board of directors have authorized to be executed, according to the requirements of the form of the instrument, except when a different mode of execution is expressly prescribed by the board of directors or these by-laws. The assistant treasurers shall, if required by the board of directors, give bonds for the faithful discharge of their duties in such sums and with such sureties as the board of directors shall determine.

     SECTION 10. SALARIES. The salaries of the officers shall be fixed from time to time by the board of directors and no officer shall be prevented from receiving such salary by reason of the fact that he is also a director of the corporation.

     SECTION 11. OPERATING EMPLOYEES. The board of directors may designate or by resolution, permit the president to designate operating employees to employ such titles in undertaking their duties as is deemed necessary and proper without the power and


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authority to take actions other than are encompassed by the employee's employment duties.

                                   ARTICLE V

                   CONTRACTS, LOANS, CHECKS AND DEPOSITS

     SECTION 1. CONTRACTS. The board of directors may authorize any officer or officers, agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.

     SECTION 2. LOANS. No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.

     SECTION 3. CHECKS, DRAFTS, ETC. All checks, drafts or any other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation, shall be signed by such officer or officers, agent or agents of the corporation and in such manner as shall, from time to time, be determined by resolution of the board of directors.

     SECTION 4. DEPOSITS. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositaries, as the board of directors may select.

                                   ARTICLE VI

                 CERTIFICATES FOR SHARES AND THEIR TRANSFER

     SECTION 1. CERTIFICATES FOR SHARES. Certificates representing shares of the corporation shall be signed by the chairman of the board, the president or a vice president or by such other officer as shall be designated by resolution of the board of directors, and by the secretary or any assistant secretary, and may be sealed with the seal or a facsimile of the seal of the corporation. If both of the signatures of the officers be by facsimile, the certificate shall be executed by or on behalf of a duly authorized transfer agent or clerk. Each certificate representing shares shall be consecutively numbered or otherwise identified, and shall also state the name of the person to whom issued, the number and class of shares (with designation of series, if any), the date of issuance, that the corporation is organized under the laws of the State of Illinois, and the par value or a statement that the shares are without par value. If the


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corporation is authorized and issues any shares of more than one class or of any series within a class, the certificate shall contain such information or as may be required by Applicable Law.

     The name and address of each shareholder, the number and class of shares held and the date on which the certificates for the shares were issued, shall be entered on the books and records of the corporation.

     SECTION 2. LOST CERTIFICATES. If a certificate representing shares has allegedly been lost or destroyed, the board of directors may, in their sole discretion, except as may be required by law, direct that a new certificate be issued upon such indemnification and other reasonable requirements as it may impose.

     SECTION 3. TRANSFERS OF SHARES. Transfers of shares of the corporation shall be recorded on the books and records of the corporation, and, except in the case of a lost or destroyed certificate, on surrender for cancellation of the certificate for such shares. A certificate presented for transfer must be duly endorsed and accompanied by proper guaranty of signature and other appropriate assurances that the endorsement is effective.

                                  ARTICLE VII

                                  FISCAL YEAR

     The fiscal year of the corporation shall begin on the first day of January of each year, and shall end on the last day of December of each year.

                                 ARTICLE VIII

                                   DIVIDENDS

     The board of directors may, from time to time, declare, and the corporation may pay, dividends on its outstanding shares in cash, property or its own shares or dividends on its treasury shares in its own shares, in the manner and upon the terms and conditions provided by law and its articles of incorporation of the corporation.

                                   ARTICLE IX

                              TELEPHONIC MEETINGS

     Any meeting of shareholders, directors or a committee of the board of directors may be conducted by means of voice communication equipment, whereby all persons participating in the meeting,


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whether in person or from a remote location, are in oral and aural communication. Participation in a meeting by means of such equipment shall constitute presence in person at such meeting.

                                   ARTICLE X

                                      SEAL

     The board of directors may provide for a corporate seal which shall be in the form of a circle and have inscribed thereon the name of the corporation and the words "Corporate Seal, Illinois."

                                   ARTICLE XI

                                WAIVER OF NOTICE

     Whenever any notice is required to be given under the provisions of these by-laws, or under the provisions of the articles of incorporation of the corporation or under Applicable Law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

                                  ARTICLE XII

                                INDEMNIFICATION

     Unless the board of directors establishes a different basis for indemnification for any or all of the below described indemnitees, each person who at any time is or shall have been a director, officer, employee or agent of the corporation, or is or shall have been serving at the request of the corporation as a director, officer, employee, partner or agent of another corporation, partnership, joint venture, trust or other enterprise, shall be indemnified by the corporation in accordance with and to the fullest extent permitted by Applicable Law as in effect at the time of adoption of these by-laws; provided, however, that indemnity shall not be extended as to any expense incurred by an indemnitee based upon or attributable to such indemnitee's dishonesty, personal profit or personal advantage to which he was not legally entitled. The phrase "at the request of the corporation" refers, without limitation, to any formal or informal election, appointment, request, requirement, deputation, delegation or devolution of or by the corporation, by action of its board of directors, officers or shareholders, to serve in any office or position, or to undertake any act or duty, and shall also include any capacity or duty imposed or implied at law or arising under any charter instrument of the corporation or any other entity. The foregoing right of indemnification shall not be deemed exclusive of


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

any other rights to which a person seeking indemnification may be entitled under any by-law, agreement, vote of shareholders or vote of disinterested directors. The corporation may purchase and maintain insurance on behalf of any person to the fullest extent permitted by Applicable Law as in effect at the time of the adoption of these by-laws or as amended from time to time.

     Notwithstanding any provision in this Article XII to the contrary, in the event the Business Corporation Act of the State of Illinois is either amended to provide, or interpreted by judicial or other binding legal decisions to provide, broader indemnification rights than those contained herein, such broader indemnification rights shall be provided to any and all persons entitled to be indemnified pursuant to the Business Corporation Act of the State of Illinois, the intent of this provision being to permit the corporation to indemnify, to the full extent permitted by the Business Corporation Act of the State of Illinois, persons whom its may indemnify thereafter.

                                 ARTICLE XIII

                                  AMENDMENTS

     Unless otherwise provided in the articles of incorporation of the corporation, these by-laws may be altered, amended or repealed and new by-laws, not inconsistent with the articles or incorporation of the corporation or the laws of the State of Illinois (except in the case of emergency by-laws adopted under Applicable Law), may be adopted at any properly constituted meeting of the board of directors by a majority vote of the directors present at the meeting, except that in the case of a matter which requires greater than a majority vote of the directors, any amendment with respect to such matter must be approved by a vote of directors equal to or greater than the number of votes required under these by-laws to effectuate the matter in question; provided, further, that no by-law adopted by the shareholders may be altered, amended or repealed by the board of directors if the by-law adopted by action of the shareholders so restricts such alteration, amendment or repeal.


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